The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-253057
SUBJECT TO COMPLETION, DATED JULY 27, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 12, 2021)
American Express Company Depositary Shares Each Representing a 1/1,000th Interest in a Share of % Fixed Rate Reset Noncumulative Preferred Shares, Series D

We are offering          depositary shares, each representing a 1/1,000th interest in a perpetual    % Fixed Rate Reset Noncumulative Preferred Share, Series D, $1.66 2∕3 par value, with a liquidation preference of $1,000,000 per share (equivalent to $1,000 liquidation preference per depositary share) (the “Preferred Shares”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Preferred Shares (including dividend, voting, redemption, and liquidation rights).
We will pay cash dividends on the Preferred Shares, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for such payments, quarterly in arrears, on the        of       ,            ,             and             of each year (each, a “dividend payment date”), beginning on            , 2021 (i) from the date of issuance of the Preferred Shares to, but excluding,            , 2026, at an annual rate of    % on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $        per depositary share per year), and (ii) from, and including,            , 2026, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described in “Description of the Preferred Shares—Dividends” below) plus    % on the liquidation preference amount of $1,000,000 per Preferred Share. Upon the payment of any dividends on the Preferred Shares, holders of depositary shares will be entitled to receive a related proportionate payment.
Dividends on the Preferred Shares will not be cumulative and will not be mandatory. If a dividend is not declared on the Preferred Shares for any dividend period prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Preferred Shares or any other series of preferred shares or common shares are declared for any future dividend period.
We may redeem the Preferred Shares (i) in whole or in part, from time to time, in each case on any dividend payment date on or after     , 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined under “Description of the Preferred Shares—Optional Redemption”), in the case of each clause (i) and (ii) at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Shares, the depositary will redeem a proportionate number of depositary shares. Under current rules and regulations, we would need prior regulatory approval to redeem the Preferred Shares.
The Preferred Shares will not have voting rights, except in the limited circumstances described under “Description of the Preferred Shares—Voting Rights” and as specifically required by the laws of the State of New York.
The depositary shares will not be listed on any securities exchange.
We will only issue the depositary shares in book-entry form registered in the name of a nominee of The Depository Trust Company (“DTC”), New York, New York. Beneficial interests in the depositary shares will be shown on, and transfers of such interests will be made only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear system. Except as described in this prospectus supplement, we will not issue depositary shares in definitive form.
The underwriters are offering the depositary shares for sale in those jurisdictions both inside and outside the United States where it is lawful to make such offers.
Investing in the depositary shares involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2020 incorporated herein by reference.
Neither the depositary shares nor the Preferred Shares are deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.
	Per Depositary Share		Total
Public Offering Price(1)		$1,000	$
Underwriting Discount	$		$
Proceeds to us (before expenses)(1)	$		$

(1)
Plus accrued dividends, if any, from          , 2021 to the date of delivery.

Delivery of the depositary shares will be made on or about       , 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Citigroup	Credit Suisse	Barclays	HSBC	RBC Capital Markets	Wells Fargo Securities
The date of this prospectus supplement is       , 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Preferred Shares and the related depositary shares and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Preferred Shares or the depositary shares. The description of the terms of the Preferred Shares and the related depositary shares contained in this prospectus supplement supplements the descriptions under “Description of Preferred Shares” and “Description of Depositary Shares” in the accompanying prospectus, and to the extent it is inconsistent with those descriptions, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
When we use the terms “American Express,” the “Company,” “we,” “us” or “our” in this prospectus supplement, we mean American Express Company and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.
We are responsible only for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are offering to sell the depositary shares only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the depositary shares.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prohibition of Sales to EEA Retail Investors—The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to UK Retail Investors—The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For the purposes of this paragraph, (A) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and (B) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in the UK—This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation): (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order; or (iii) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in its entirety, including the documents incorporated by reference in the foregoing documents, especially the risks of investing in our depositary shares discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and on page 23 of our Annual Report on Form 10-K for the year ended December 31, 2020, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, which are described under “Incorporation of Certain Documents by Reference” in this prospectus supplement, and any related free writing prospectus issued or authorized by us.
The Company
We are a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
•
Credit card, charge card and other payment and financing products

•
Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•
Network services

•
Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•
Expense management products and services

•
Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party vendors and business partners, direct mail, telephone, in-house sales teams, and direct response advertising. Business travel-related services are offered through our non-consolidated joint venture, American Express Global Business Travel.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

The Offering
Issuer
American Express Company.
Offered Securities
                 depositary shares representing fractional interests in         Preferred Shares ($         aggregate liquidation preference), with each Preferred Share having a par value of $1.66 2∕3 and a liquidation preference of $1,000,000. Each depositary share represents a 1/1,000th interest in a Preferred Share (equivalent to $1,000 liquidation preference per depositary share). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in a Preferred Share, including dividend, voting, redemption, and liquidation rights.
We may elect from time to time to issue additional depositary shares representing interests in additional Preferred Shares without notice to, or consent from, the existing holders of depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.
Dividends
We will pay cash dividends on the Preferred Shares, only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for such payments, quarterly in arrears, on the             of            ,            , and             of each year (each, a “dividend payment date”), beginning on            , 2021 (i) from the date of issuance of the Preferred Shares to, but excluding,            , 2026 (the “first reset date”), at an annual rate of    % on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $            per depositary share per year), and (ii) from, and including the first reset date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described in “Description of the Preferred Shares—Dividends” below) plus    % on the liquidation preference amount of $1,000,000 per Preferred Share. A “reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the first reset date to, but excluding, the next succeeding reset date. A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date, and “reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.
Dividends on the Preferred Shares will not be cumulative and will not be mandatory. If a dividend is not declared on the Preferred Shares for any dividend period (as defined below) prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any time in the future, whether or not dividends are declared on the Preferred Shares or any other series of our preferred shares or common shares for any future dividend period. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from,

and including, the date of issuance of the Preferred Shares to, but excluding, the first dividend payment date on            , 2021.
Optional Redemption
The Preferred Shares are perpetual and have no maturity date. We may redeem the Preferred Shares, (i) in whole or in part, from time to time, in each case on any dividend payment date on or after the first reset date on            , 2026 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined under “Description of the Preferred Shares—Optional Redemption”), in the case of each clause (i) and (ii) at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share) plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date. If we redeem the Preferred Shares, the depositary will redeem a proportionate number of depositary shares.
Our right to redeem the Preferred Shares is subject to limitations established by the Federal Reserve. Under current rules, any redemption of the Preferred Shares will be subject to prior concurrence or approval of the Federal Reserve. Neither the holders of the Preferred Shares nor the holders of the depositary shares will have the right to require redemption.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Preferred Shares are entitled to receive out of funds legally available for distribution to shareholders, before any distribution of assets is made to holders of our common shares or any other shares of capital stock ranking junior to the Preferred Shares as to such distributions upon our liquidation, dissolution or winding up, a liquidating distribution of $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last dividend payment date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up, but only if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors, subject to the rights of holders of any securities ranking senior to the Preferred Shares, and pro rata as to the Preferred Shares and any other shares of our capital stock ranking equally as to such distribution, including the 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B, $1.66 2∕3 par value per share (the “Series B Preferred Stock”) and the 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C, $1.66 2∕3 par value per share (the “Series C Preferred Stock”), to the extent that any shares of either such series are outstanding at such time. See “Use of Proceeds.”
Voting Rights
None, except (i) as specifically required by the laws of the State of New York; (ii) in the case of certain dividend non-payments; (iii) with respect to the issuance of our senior capital stock; and (iv) with respect to changes to our organizational documents that would adversely affect the relative rights, preferences or limitations of the Preferred Shares. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Preferred Shares—

Voting Rights” and “Description of the Depositary Shares—Voting the Preferred Shares.”
Ranking
The Preferred Shares will rank senior to our common shares as to distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank senior to our common shares as to payment of dividends insofar as, with respect to any dividend payment date, if full dividends on the Preferred Shares are not declared and paid, or have been declared but a sum sufficient for the payment of those dividends has not been set aside, we will not, during the following dividend period that commences on such dividend payment date, declare or pay any dividend on our common shares. The Preferred Shares will rank equal with the Series B Preferred Stock and the Series C Preferred Stock as to the payment of dividends and as to the distribution of assets upon our liquidation, dissolution or winding up, to the extent that any shares of either such series are outstanding at such time. See “Use of Proceeds.” The Preferred Shares will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation.
Preemptive and Conversion
Rights
None.
Tax Consequences
For a discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Preferred Shares and the depositary shares, see “Certain U.S. Federal Income Tax Consequences.”
Listing
The depositary shares will not be listed on any securities exchange.
Use of Proceeds
We intend to use the net proceeds from this offering to partially or fully redeem the outstanding shares of the Series B Preferred Stock and/or the Series C Preferred Stock. This prospectus supplement does not constitute a notice of redemption with respect to the Series B Preferred Stock or the Series C Preferred Stock.
Depositary, Calculation Agent, Transfer Agent and Registrar
Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (“Computershare Trust”), acting jointly, will serve as depositary. Computershare Trust will serve as calculation agent, transfer agent, and registrar.

RISK FACTORS
An investment in the depositary shares involves risks. Before deciding whether to purchase any depositary shares, you should carefully consider the risks described below as well as other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. However, the risks and uncertainties we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business and the trading price of our securities, particularly in light of the fast-changing nature of the COVID-19 pandemic, containment and stimulus measures, continued outbreaks and increasing rates of infection (including from COVID-19 variants) and vaccination, and the related impacts to economic and operating conditions.
The Preferred Shares are equity and are subordinate to our existing and future indebtedness.
Preferred Shares are equity interests and do not constitute indebtedness. As such, the Preferred Shares (proportional fractional interests of which will be represented by depositary shares) will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in our liquidation. Moreover, as described in detail below under “If we are deferring payments on our outstanding subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on the Preferred Shares,” we have existing indebtedness that restricts payment of dividends on the Preferred Shares in certain circumstances and we may issue additional indebtedness with similar or different restrictive terms in the future. In addition, the Preferred Shares may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Also, as a financial holding company, the Company’s ability to declare and pay dividends is dependent on certain federal regulatory considerations discussed below.
Dividends on the Preferred Shares are discretionary and noncumulative. If our board of directors does not declare dividends on the Preferred Shares, holders of depositary shares will not be entitled to receive related dividends on their depositary shares.
Dividends on the Preferred Shares are discretionary and noncumulative. Holders of the Preferred Shares are only entitled to receive dividends if our board of directors, or a duly authorized committee of the board, declares such dividends out of funds legally available for such payments. Consequently, if our board of directors, or a duly authorized committee of the board, does not authorize and declare a dividend on the Preferred Shares for any dividend period, holders of the Preferred Shares would not be entitled to receive a dividend for that dividend period, and the unpaid dividend will not accrue, accumulate or be payable at any future time. We will have no obligation to pay dividends for a dividend period after the dividend payment date for that dividend period if our board of directors, or a duly authorized committee of the board, has not declared a dividend before the related dividend payment date, regardless of whether dividends on the Preferred Shares or any other series of preferred shares or common shares are declared for any future period.
In addition, if and to the extent payment of dividends on the Preferred Shares for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the Preferred Shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will not accrue, accumulate or be payable.
Under the Federal Reserve’s capital rules, we are subject to certain risk-based and leverage capital requirements. If we fail to meet the effective minimum capital ratios requirements with applicable buffers taken into account including the “stress capital buffer” described below, we will be subject to constraints on capital distributions, including dividends. The severity of the constraints depends on the amount of the shortfall and the amount of our “eligible retained income.”
Further, these limitations may change from time to time. For example, in March 2020, the Federal Reserve adopted a rule that, beginning October 1, 2020, introduced a “stress capital buffer”, which is the higher of 2.5% and the difference between the firm’s starting and the minimum projected CET1 capital ratios under the severely adverse scenario as modeled by the Federal Reserve as part of the supervisory stress testing framework (known as the Comprehensive Capital Analysis and Review or “CCAR”), plus four quarters of the firm’s planned common stock dividends. This rule also replaced the quantitative assessment in CCAR with a requirement that a firm’s planned capital distributions be consistent with any effective capital distribution limitations that would apply under the firm’s own baseline projections. This rule further provides that a firm must receive prior approval for any capital distribution, other than a capital distribution on a newly issued capital instrument (including the Preferred Shares offered hereby), if the firm is required to resubmit its capital plan. For more information on bank holding company dividend restrictions, please see “MD&A—Consolidated Capital Resources and Liquidity—Dividends and Share Repurchases” on page 64 and Note 22 to our Consolidated Financial Statements on page 149 of our 2020 Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated herein by reference.
If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Shares.
For so long as any Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Preferred Shares and any parity stock, all dividends declared upon Preferred Shares and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per Preferred Share, and accrued dividends for the then-current dividend period per share of any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Shares.
Our ability to pay dividends depends upon the results of operations of our subsidiaries.
We are a financial holding company that conducts substantially all of our operations through our subsidiaries. As a result, our ability to make dividend payments on our capital stock, including the Preferred Shares, depends primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends to us. Banking regulators have the authority to prohibit or limit the payment of dividends by a bank they supervise if, in the opinion of the applicable regulator, payment of a dividend would constitute an unsafe or unsound practice.
Our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of holders of our depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.
Our right to redeem the Preferred Shares is subject to certain limitations.
Our right to redeem the Preferred Shares is subject to limitations established by the Federal Reserve. Under current rules, any redemption of the Preferred Shares is subject to prior concurrence or approval of the Federal Reserve. Prior to exercising our right to redeem the Preferred Shares, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Shares redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption. We cannot assure you that the Federal Reserve will concur with or approve any redemption of the Preferred Shares we may propose.

We will be permitted by the terms of the Preferred Shares to redeem the Preferred Shares before the first reset date on       , 2026 if conditions in the terms of the Preferred Shares are met, and will be permitted to redeem the Preferred Shares without regard to those conditions thereafter. You may not be able to reinvest the redemption price you receive in a similar security.
By their terms, the Preferred Shares may be redeemed by us prior to the first reset date on       , 2026 upon the occurrence of certain events involving the capital treatment of the Preferred Shares. In particular, upon our determination in good faith that an event has occurred that would constitute a Regulatory Capital Event (as defined under “Description of the Preferred Shares—Optional Redemption”), we would have the right, subject to regulatory approval, to redeem the Preferred Shares within 90 days following such Regulatory Capital Event in accordance with their terms prior to the first reset date on       , 2026 at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date.
We may also redeem the Preferred Shares at our option, either in whole or in part, on any dividend payment date on or after the first reset date on       , 2026, subject to the approval of the Federal Reserve. See “Description of the Preferred Shares—Optional Redemption” for more information on redemption of the Preferred Shares.
If we redeem the Preferred Shares you may not be able to reinvest the redemption price you receive in a similar security with a rate that is equal to or higher than the rate of return on the depositary shares (depending on market conditions prevailing at the time).
The Preferred Shares may be junior in rights and preferences to future series of preferred shares.
If we obtain the consent of the holders of at least two-thirds of the Preferred Shares then outstanding, voting separately as a single class with all other series of preferred shares entitled to vote thereon, we may issue preferred shares in the future that by their terms are expressly senior to the Preferred Shares. The terms of any future preferred shares expressly senior to the Preferred Shares may restrict dividend payments on the Preferred Shares. In this case, unless full dividends for all outstanding preferred shares senior to the Preferred Shares have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any of the Preferred Shares, and none of the Preferred Shares will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Preferred Shares not being paid to you or the Preferred Shares not being redeemed.
Holders of the Preferred Shares will have limited voting rights.
Holders of the Preferred Shares have no voting rights with respect to matters that generally require the approval of voting common shareholders. Holders of the Preferred Shares will have voting rights only (i) as specifically required by the laws of the State of New York, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, and (iv) with respect to changes to our organizational documents that would adversely affect the relative rights, preferences or limitations of the Preferred Shares.
Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole Preferred Shares. While the depositary will vote the maximum number of whole Preferred Shares in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Preferred Shares—Voting Rights” and “Description of the Depositary Shares—Voting the Preferred Shares.”
There may be no trading market for the Preferred Shares and the related depositary shares.
The depositary shares will not be listed on any securities exchange. Although we have been advised that the underwriters intend to make a market in the depositary shares, the underwriters are not obligated to do so and may discontinue market making at any time at their sole discretion. Therefore, no assurance can be given as to the development or liquidity of any trading market for the depositary shares.

The Preferred Shares are a perpetual equity security. This means that they have no maturity or mandatory redemption date and are not redeemable at the option of the holders of the Preferred Shares or the holders of the depositary shares offered by this prospectus supplement. As a result, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market. The number of potential buyers of the depositary shares in any secondary market may be limited. If an active, liquid market does not develop for the depositary shares, the market price of the depositary shares may be adversely affected.
You are making an investment decision about the depositary shares as well as the Preferred Shares.
As described in this prospectus supplement, we are offering depositary shares representing fractional interests in the Preferred Shares. The depositary will rely solely on the dividend payments on the Preferred Shares it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement and the accompanying prospectus regarding the depositary shares and the Preferred Shares.
The dividend rate on the Preferred Shares will be calculated using a substitute or successor rate selected by us or our designee, which may be an affiliate of ours, if the five-year treasury rate cannot be determined on any reset dividend determination date.
If the five-year treasury rate cannot be determined as described under “Description of the Preferred Shares—Dividends,” we may use a substitute or successor rate that we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours), have determined, in our (or such designee’s) sole discretion after consulting with any source we (or such designee) deem to be reasonable, to be the industry-accepted substitute or successor rate, or, if there is no such industry-accepted substitute or successor rate, a substitute or successor rate that is most comparable to the five-year treasury rate. We (or such designee) also will determine, in our (or such designee’s) sole discretion after consulting with any source we (or such designee) deem to be reasonable, any adjustments to the relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor we determine is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate. See “Description of Preferred Shares—Dividends.”
Our interests (or the interests of such designee, which may be an affiliate of ours) in making the determinations described above may be adverse to your interests as a holder of the depositary shares. The selection of a substitute or successor rate, and any decisions made by us (or such designee) in connection with implementing such substitute or successor rate, could result in adverse consequences to the applicable dividend payment on the Preferred Shares, which could adversely affect the return on, value of and market for the depositary shares. Further, there is no assurance that the characteristics of any substitute or successor rate will be similar to the five-year treasury rate or that any substitute or successor rate will produce the economic equivalent of the five-year treasury rate. If we (or such designee), in our (or our designee’s) sole discretion, are unable to determine a substitute or successor base rate in accordance with the foregoing, then the five-year treasury rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset date,       .

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
We have made various statements in this prospectus supplement and the accompanying prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements. We caution you that any risk factors described or incorporated by reference in this prospectus supplement and the accompanying prospectus as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2020 are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” section of this prospectus supplement as well as in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $        , after deducting the underwriters’ discount and estimated offering expenses. We intend to use the net proceeds from this offering to partially or fully redeem the outstanding shares of the Series B Preferred Stock and/or the Series C Preferred Stock. This prospectus supplement does not constitute a notice of redemption with respect to the Series B Preferred Stock or the Series C Preferred Stock. Pending the application of the net proceeds as described herein, we intend to invest the net proceeds in marketable securities.
We are issuing the Preferred Shares in order to create non-common Tier 1 capital consistent with applicable U.S. capital rules (commonly known as Basel III), facilitating our goal of maintaining strong capital ratios and preserving capacity for future dividends and share repurchases.
Certain of the underwriters and/or their affiliates may hold the Series B Preferred Stock or the Series C Preferred Stock and, accordingly, may receive a portion of the net proceeds of this offering in connection with the redemption of those notes. See “Underwriting.”

DESCRIPTION OF THE PREFERRED SHARES
The Preferred Shares will be issued pursuant to the terms of a certificate of amendment that amends our Restated Certificate of Incorporation. The terms of the Preferred Shares will include those stated in the certificate of amendment, which will be filed as an exhibit on a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of certain terms and provisions of the Preferred Shares is not intended to be complete and is qualified by the certificate of amendment and supplements the description of the general terms of our preferred shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares representing interests in the Preferred Shares. If any specific information regarding the Preferred Shares in this prospectus supplement is inconsistent with the more general terms of the Preferred Shares described in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. In this section, references to “American Express,” the “Company,” “we,” “us” or “our”, refer solely to American Express Company and not any of our subsidiaries.
General
Preferred Shares represent a single series of our authorized preferred shares. By this prospectus supplement and the accompanying prospectus, we are offering depositary shares representing fractional interests in          Preferred Shares, with each Preferred Share having a par value of $1.66 2∕3 and a liquidation preference of $1,000,000. Each depositary share represents a 1/1,000th interest in a Preferred Share (equivalent to $1,000 liquidation preference per depositary share). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in a Preferred Share, including dividend, voting, redemption and liquidation rights.
We may elect from time to time to issue additional depositary shares representing interests in additional Preferred Shares without notice to, or consent from, the existing holders of depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.
Holders of the Preferred Shares have no preemptive rights. Upon issuance against full payment of the purchase price for the Preferred Shares, the Preferred Shares will be fully paid and nonassessable. The depositary will be the sole holder of the Preferred Shares. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Shares through the depositary, as described under “Description of the Depositary Shares.”
The Preferred Shares will rank senior to our common shares and any other capital stock that is expressly made junior to the Preferred Shares as to the distribution of assets upon our liquidation, dissolution or winding up. The Preferred Shares will rank equal with the Series B Preferred Stock and the Series C Preferred Stock as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, to the extent that any shares of either such series are outstanding at such time. See “Use of Proceeds.” The Preferred Shares will rank senior to our common shares as to the payment of dividends to the extent set forth in the certificate of amendment, which provides that, if full dividends on the Preferred Shares are not declared and paid, or have been declared but a sum sufficient for the payment of those dividends has not been set aside, we will not during the following dividend period (as described below) that commences on such dividend payment date, declare or pay any dividend on our common shares. We may, from time to time, without notice to, or consent from, the holders of the Preferred Shares, create and issue additional series of preferred shares ranking equally with or junior to the Preferred Shares as to the payment of dividends and/or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up. Other than the Series B Preferred Stock and the Series C Preferred Stock, we do not currently have any other series of preferred shares outstanding.
The Preferred Shares will not be convertible into, or exchangeable for, any of our common shares or any other class or series of our capital stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Preferred Shares.

Dividends
Dividends on Preferred Shares will not be mandatory and will not accumulate. Holders of the Preferred Shares will be entitled to receive noncumulative cash dividends only when, as, and if declared by our board of directors, or a duly authorized committee of the board, out of funds legally available for the payment of such dividends, quarterly in arrears, on the             of            ,            ,             and             of each year (each, a “dividend payment date”), beginning on     , 2021 (i) from the date of issuance of the Preferred Shares to, but excluding,             , 2026 (the “first reset date”), at an annual rate of    % on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $            per depositary share per year), and (ii) from, and including, the first reset date, for each reset period, at an annual rate equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus    % on the liquidation preference amount of $1,000,000 per Preferred Share.
For any reset period beginning on or after the first reset date, the five-year treasury rate will be determined as follows:
•
The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion.

•
If no calculation is provided as described above, then we will use a substitute or successor rate that we (or our designee, which we may designate in our sole discretion and which may be an affiliate of ours) have determined, in our (or such designee’s) sole discretion after consulting any source we (or such designee) deem to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, we (or such designee) may determine, in our (or such designee’s) sole discretion after consulting any source we (or such designee) deem to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate. If we or our designee, in our (or such designee’s) sole discretion, are unable to determine a substitute or successor rate in accordance with the foregoing, then the five-year treasury rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset date,      . See “Risk Factors—The dividend rate on the Preferred Shares will be calculated using a substitute or successor rate selected by us if the five-year treasury rate cannot be determined on any reset dividend determination date.”

The five-year treasury rate will be determined on each reset dividend determination date.
With respect to any dividend period, we will calculate any dividends on the Preferred Shares on the basis of a 360-day year and the actual number of days elapsed. We will pay dividends to the holders of record of Preferred Shares as they appear on the stock register on each record date, not more than 30 days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of the board. In the event that any dividend payment date is not a business day (as defined below), then payment of any dividend payable on such date will be made on the next succeeding business day, and without any interest or other payment in respect of any such postponement. A “business day” means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
A “reset period” means the period from, and including, each reset date to, but excluding, the next succeeding reset date, except for the initial reset period, which will be the period from, and including, the first reset date to, but excluding, the next succeeding reset date. A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date, and no reset date, including the first reset date, will be adjusted for business days. A “reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the beginning of such reset period.
Any determination, decision or election that may be made by us (or our designee, which may be an affiliate of ours) pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or such designee’s) sole discretion, and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the Preferred Shares or the depositary shares or any other party.
All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the depositary shares or Preferred Shares will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.
Dividends on the Preferred Shares will not be cumulative and will not be mandatory. If a dividend is not declared on the Preferred Shares for any dividend period prior to the related dividend payment date, then no dividend will accrue or accumulate for such dividend period, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Preferred Shares or any other series of preferred shares or common shares are declared for any future dividend period. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of the issuance of the Preferred Shares to, but excluding, the first dividend payment date.
If declared for the initial dividend period, dividends on the Preferred Shares will accrue from the original issue date at a rate of     % per year on the liquidation preference amount of $1,000,000 per Preferred Share (equivalent to $       per depositary share per year).
Dividends on Preferred Shares that are redeemed will cease to accrue on the redemption date, as described below under “—Optional Redemption,” unless we default in the payment of the redemption price of the Preferred Shares called for redemption.
Under the terms of our subordinated notes, we are prohibited from declaring or paying any dividends or distributions on preferred shares, including the Preferred Shares, if a default under the indenture governing those subordinated notes has occurred and is continuing or at any time when we are deferring payments of interest on those subordinated notes. See “Risk Factors—If we are deferring payments on our outstanding subordinated notes or are in default under the indenture governing those securities, we will be prohibited from making distributions on the Preferred Shares.” Additional limitations on our ability to pay dividends are discussed under “Risk Factors—Dividends on the Preferred Shares are discretionary and noncumulative. If our board of directors does not declare dividends on the Preferred Shares, holders of depositary shares will not be entitled to receive related dividends on their depositary shares,” and “Risk Factors—Our ability to pay dividends depends upon the results of operations of our subsidiaries.”
So long as any Preferred Shares remain outstanding, unless as to a dividend payment date full dividends on all outstanding Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, we and our subsidiaries will not, during the following dividend period that commences on such dividend payment date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our junior stock, or make any guarantee payment with respect thereto, other than:
•
purchases, redemptions or other acquisitions of shares of our junior stock in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (ii) a dividend reinvestment or share purchase plan;

•
purchases or repurchases of shares of our capital stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding share repurchase plan;

•
any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, shares or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

•
through the use of proceeds of a substantially contemporaneous sale of other shares of junior stock;

•
as a result of an exchange, reclassification or conversion of any class or series of our junior stock for any other class or series of our junior stock;

•
the purchase of fractional interests in shares of our junior stock pursuant to the conversion or exchange provisions of such junior stock or the security being converted or exchanged;

•
the purchase of our junior stock by any of our subsidiaries in connection with the distribution thereof; or

•
the purchase of our junior stock by any of our subsidiaries in connection with market-making or other secondary-market activities in the ordinary course of business.

This restriction, however, will not apply to any junior stock dividends paid by us where the dividend is in the form of the same stock (or the right to buy the same stock) as that on which the dividend is being paid or ranks equal or junior to that stock as to both dividends and distributions upon our voluntary or involuntary liquidation, dissolution or winding up. Additionally, this restriction does not prevent us from issuing preferred shares in the future that by its terms is expressly senior to the Preferred Shares. However, the issuance of our senior capital stock is subject to certain limitations, as described below under “—Voting Rights.”
Except as provided below, for so long as any Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Preferred Shares and any parity stock, all dividends declared upon Preferred Shares and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per Preferred Share, and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any such parity securities that bear cumulative dividends, all accrued and unpaid dividends), bear to each other.
As used in this prospectus supplement, “junior stock” means our common shares and any other class or series of capital stock over which the Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, and “parity stock” means any other class or series of our capital stock that ranks on par with the Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, including the Series B Preferred Stock and the Series C Preferred Stock, to the extent that any shares of either such series are outstanding at such time. See “Use of Proceeds.”
Subject to the conditions described above, and not otherwise, dividends payable in cash, shares, or otherwise, as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on any other class or series of capital stock from time to time out of any funds legally available for such payment, and the holders of the Preferred Shares will not be entitled to participate in those dividends.
We will not pay dividends on the Preferred Shares for any dividend period if payment of dividends for such dividend period would cause us to fail to comply with any applicable law or regulation (including applicable capital adequacy guidelines).
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Preferred Shares are entitled to receive, out of funds legally available for distribution to shareholders, before any distribution of assets is made to holders of our common shares or any other capital stock ranking junior to the Preferred Shares as to distributions upon our liquidation, dissolution or winding up, a liquidating distribution in the amount of $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last dividend payment date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up, if and to the extent declared. Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Shares as to distributions upon our liquidation, dissolution or winding up, and pro rata as to the Preferred Shares and any other shares of our capital stock ranking equally as to such distribution. In addition, the Preferred Shares may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
After payment of this liquidating distribution, the holders of the Preferred Shares will not be entitled to any further participation in any distribution of our assets.
Our consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.
Because we are a holding company, our rights and the rights of our creditors and shareholders, including the holders of the Preferred Shares, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Optional Redemption
The Preferred Shares are perpetual and have no maturity date. We may redeem the Preferred Shares at our option out of funds legally available therefor (i) in whole or in part, from time to time, in each case on any dividend payment date on or after the first reset date on             , 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined below), in the case of each clause (i) and (ii) at a cash redemption price equal to $1,000,000 per Preferred Share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the redemption date.
A “Regulatory Capital Event” means our good faith determination that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after the initial issuance of any Preferred Shares, (ii) any proposed amendment to, clarification of, or change in, those laws or regulations that is announced or becomes effective on or after the initial issuance of any Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Preferred Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000,000 per Preferred Share then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Preferred Shares are outstanding.
Dividends on the shares redeemed will cease to accrue on the redemption date. Any redemption of the Preferred Shares will be subject to prior concurrence or approval of the Federal Reserve. Prior to exercising this optional redemption, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk, or (ii) replace the Preferred Shares redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.
If we decide to redeem fewer than all of the outstanding Preferred Shares, the Preferred Shares to be redeemed will be selected on a pro rata basis, by lot or in such other manner as our board of directors or any duly authorized committee of the board may determine, in its sole discretion, to be fair and equitable.

If we redeem Preferred Shares, we will provide notice by first class mail to the holders of record of the Preferred Shares to be redeemed. That notice will be mailed not less than 5 days and not more than 60 days prior to the date fixed for the redemption. Each notice of redemption will include a statement setting forth:
(i)
the redemption date;

(ii)
the total number of Preferred Shares to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of Preferred Shares to be redeemed;

(iii)
the redemption price;

(iv)
the place or places where the certificates for those shares are to be surrendered for payment of the redemption price, if applicable; and

(v)
that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Preferred Shares or the depositary shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC.
Neither the holders of the Preferred Shares nor the holders of the depositary shares have the right to require redemption of the Preferred Shares.
Voting Rights
The holders of the Preferred Shares do not have voting rights other than those described below, except as specifically required by the laws of the State of New York.
Whenever dividends payable on the Preferred Shares, or any other class or series of preferred shares that by its terms votes together with the Preferred Shares in the election of directors (any such class or series, including the Series B Preferred Stock and the Series C Preferred Stock, to the extent that any shares of either such series are outstanding at such time, being referred to herein as “Parity Shares”), have not been declared and paid in an aggregate amount equal to at least six full quarterly dividends, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of outstanding Preferred Shares, voting separately as a single class with holders of the Parity Shares, will be entitled to vote for the election of two additional directors of our board of directors on the terms set forth below (the “Preferred Shares Directors”). Holders of the Preferred Shares and the Parity Shares will vote separately as a single class, and each holder of Preferred Shares shall be entitled to one vote for each Preferred Share held. In the event that the holders of the Preferred Shares and the Parity Shares are entitled to vote as described in this paragraph, our board of directors will be increased by two directors. The holders of the Preferred Shares and the Parity Shares will have the right, as the members of the class outlined above, to elect the two Preferred Shares Directors at a special meeting called for such purpose or at the next annual meeting of our shareholders (and at each succeeding annual meeting of our shareholders thereafter until such right shall terminate as provided below). No person may be elected as a Preferred Shares Director if their election would cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may then be listed) that listed companies must have a majority of independent directors. At no time will our board of directors include more than two Preferred Shares Directors.
When, following a Nonpayment, we subsequently pay noncumulative dividends in full for at least four consecutive quarterly dividend periods on the Preferred Shares and on any noncumulative Parity Shares and we pay cumulative dividends in full on any cumulative Parity Shares, then the voting rights described above will cease (the time of such cessation, the “Preferred Shares Director Termination Date”). Notwithstanding the foregoing, if (a) the date of the first annual meeting of our shareholders following the date on which all arrears of dividends any cumulative Parity Shares shall have been paid and dividends on the Preferred Shares and any noncumulative Parity Shares for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Shares Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Shares Director Termination Date shall instead be the date of such later annual meeting. The voting rights described above will be re-triggered upon each and every subsequent Nonpayment. Upon a Preferred Shares Director Termination Date, the term of office of all Preferred Shares Directors then in office will terminate immediately and the number of directors will be automatically reduced, without any action by our board of directors or shareholders, by the number of Preferred Shares Directors authorized immediately prior to such termination (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).
Each Preferred Shares Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the Preferred Shares and any Parity Shares and qualified or, if earlier, until the Preferred Shares Director Termination Date or his or her death, resignation or removal in the manner provided in our by-laws. However, notwithstanding any provision in our by-laws, a Preferred Shares Director may be removed only by the affirmative vote of the holders a majority of the Preferred Shares and any Parity Shares if such removal is without cause. In case any vacancy occurs among the Preferred Shares Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Shares Director or his or her successor in office, or, if such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the Preferred Shares and any Parity Shares at a special meeting of such shareholders called for the purpose.
If the holders of the Preferred Shares become entitled to vote for the election of directors as described above, the Preferred Shares may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of the Preferred Shares may become subject to regulations under the Bank Holding Company Act of 1956, as amended, and/or certain acquisitions of the Preferred Shares may be subject to prior approval by the Federal Reserve.
So long as any Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any special or annual meeting of holders called for the purpose, voting separately as a single class with all other series of Preferred Shares entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by applicable law:
(a)
the authorization of any amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation (including the certificate of amendment creating the Preferred Shares) or by-laws so as to adversely affect the relative rights, preferences or limitations of the Preferred Shares;

(b)
the authorization of any class or series of our capital stock (i) ranking prior to the Preferred Shares in the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of our capital stock so ranking prior to the Preferred Shares or (ii) voting together with the Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or

(c)
the consummation of a binding share exchange or reclassification involving the Preferred Shares or our merger or consolidation with another entity, except that holders of the Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences and limitations of the Preferred Shares, taken as a whole.

Notwithstanding the foregoing, none of the following will be deemed to adversely affect the relative rights, preferences or limitations of the Preferred Shares: any increase in the amount of our authorized common shares or authorized preferred shares, or any increase or decrease in the number of shares of any series of our preferred shares, or the authorization, creation and issuance of other classes or series of our capital stock, in each case ranking on a parity with or junior to the Preferred Shares as to dividends and/or the distribution of assets upon our liquidation, dissolution or winding up.

Without the consent of the holders of the Preferred Shares, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Prefered Shares, we may amend, alter, supplement or repeal any terms of the Preferred Shares:
•
to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of amendment creating the Preferred Shares that may be defective or inconsistent; or

•
to make any provision with respect to matters or questions arising with respect to the Preferred Shares that is not inconsistent with the provisions of the certificate of amendment creating the Preferred Shares.

The holders of the Preferred Shares will not be entitled to participate in any vote regarding a change in the rights of the Preferred Shares if at, or prior to, the time when the act with respect to such vote would otherwise be required shall be effected, we have redeemed or called for redemption all of the Preferred Shares upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Shares to effect such redemption. We are also not required to obtain any consent of holders of Preferred Shares of a series in connection with the authorization, designation, increase or issuance of any common shares or any preferred shares that rank equally with or junior to the preferred shares of such series with respect to dividends and liquidation rights.
If an amendment, alteration or repeal described above would adversely affect the relative rights, preferences or limitations of one or more but not all series of our preferred shares, then only those series so affected and entitled to vote will vote as a class in lieu of all such series of preferred shares.
No Preemptive or Conversion Rights
The holders of the Preferred Shares will not have any preemptive or conversion rights.
Miscellaneous
All payments and distributions (or deemed distributions) on the depositary shares and the Preferred Shares shall be subject to withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.
Additional Classes or Series of Stock
We will have the right to create and issue additional classes or series of preferred shares or other capital stock ranking equally with, or junior to, the Preferred Shares as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up without the consent of the holders of the Preferred Shares or the holders of the related depositary shares. As of the date of this prospectus supplement, other than the Series B Preferred Stock and the Series C Preferred Stock, we do not currently have any other series of preferred shares outstanding.
Depositary, Calculation Agent, Transfer Agent and Registrar
Computershare and Computershare Trust, acting jointly, will be the depositary. Computershare Trust will be the calculation agent, transfer agent and registrar.

DESCRIPTION OF THE DEPOSITARY SHARES
The depositary shares will be issued pursuant to the terms of a deposit agreement among us, Computershare and Computershare Trust, acting jointly as depositary, and the registered holders from time to time of the depositary receipts. The terms of the depositary shares will include those stated in the deposit agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus are a part. The following summary of certain terms and provisions of the depositary shares is not intended to be complete and is qualified by the deposit agreement and supplements the description of the general terms of the depositary shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares representing interests in the Preferred Shares. If any specific information regarding the depositary shares in this prospectus supplement is inconsistent with the more general terms of the depositary shares described in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
General
Proportional fractional interests in the Preferred Shares are being issued in the form of depositary shares. Each depositary share represents a 1/1,000th interest in a Preferred Share, and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement.” Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Shares, through the depositary, in proportion to the applicable fraction of a Preferred Share those depositary shares represent.
In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary (initially, Cede & Co., as nominee of DTC, will be the only registered holder of depositary shares) and, if the Preferred Shares continue to be held of record by the depositary (initially, Computershare and Computershare Trust, acting jointly), not indirect holders who own beneficial interests in depositary shares registered in “street name” or beneficial interests therein issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described under “Book-Entry Procedures and Settlement.”
As long as the depositary is the sole registered holder of the Preferred Shares and Cede & Co. is the sole registered holder of the depositary shares, they will be considered the sole owner and holder of all Preferred Shares, and of the global security certificates and all depositary shares represented by those certificates, for all purposes under the certificate of amendment for the Preferred Shares and the deposit agreement, respectively. Nothing contained in the certificate of amendment or the deposit agreement will confer upon or give any person other than us, the depositary and our and its successors and the persons in whose names the Preferred Shares and the certificates evidencing the depositary shares are registered, any benefit, right, remedy or claim under the Preferred Shares, the certificate of amendment, the deposit agreement or the depositary shares.
Dividends and Other Distributions
Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared per Preferred Share.
The depositary will distribute all dividends and other cash distributions received on the Preferred Shares to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Shares.
The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Preferred Shares, in whole or in part, as described above under “Description of the Preferred Shares—Optional Redemption,” depositary shares representing the number of Preferred Shares so redeemed also will be redeemed, as of the same redemption date, with the proceeds received by the depositary from the redemption of the Preferred Shares held by the depositary. The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Preferred Shares.
In case of any redemption of less than all of the outstanding depositary shares, the depositary will select pro rata, or in any other manner determined by the depositary to be fair and equitable, those depositary shares to be redeemed. In any such case, we will redeem depositary shares only in increments of 1,000 shares and any multiple thereof. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 5 and not more than 60 days prior to the date fixed for redemption of the Preferred Shares and the related depositary shares.
Voting the Preferred Shares
Because each depositary share represents a 1/1,000th interest in a Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Preferred Shares are entitled to a vote, as described above under “Description of the Preferred Shares—Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Shares, may instruct the depositary to vote the number of Preferred Shares, or fraction thereof, represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Shares represented by the aggregate number of depositary shares voted in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Shares, it will vote all depositary shares held by it proportionately with instructions received.
Form and Notices
The preferred shares will be issued in registered form to the depositary, and the depositary shares will be issued in registered form to a nominee of DTC. DTC will credit beneficial interests in the depositary shares in book-entry only form through its facilities, as described below under “Book-Entry Procedures and Settlement.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
The depositary shares will be issued in the form of one or more global depositary receipts registered in the name of Cede & Co., as a nominee for DTC.
Following the issuance of the depositary shares, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.
So long as DTC or its nominee is the registered owner of the global depositary receipts, we, Computershare and Computershare Trust will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or the Preferred Shares. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the Preferred Shares are registered in the name of Computershare and Computershare Trust, acting jointly as depositary, and the depositary shares are represented by the global depositary receipts registered in the name of DTC, we will pay dividends on the Preferred Shares represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of us, Computershare or Computershare Trust will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.
If we replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying Preferred Shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of Preferred Shares and any money or property represented by the depositary shares.
Only whole Preferred Shares may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn Preferred Shares, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Shares will not be entitled to redeposit those shares or to receive depositary shares.
Settlement
You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Notices
So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Preferred Shares, including fractional interests therein in the form of depositary shares. This discussion deals only with Preferred Shares held as capital assets by holders who purchase Preferred Shares in this offering. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Preferred Shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities, persons liable for the alternative minimum tax, persons that will hold more than 5% of our Preferred Shares, certain former citizens or residents of the United States, persons that are “controlled foreign corporations” or “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Preferred Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, entities taxed as partnerships or partners therein, non-resident alien individuals present in the United States for 183 days or more during the taxable year, and United States Holders (as defined below) whose functional currency is not the U.S. dollar or who are otherwise subject to special treatment under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”).
Furthermore, this summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any tax considerations other than U.S. federal income tax considerations (such as gift or estate tax considerations or the Medicate tax on net investment income considerations) or any state, local or non-U.S. tax considerations. You should consult your own tax advisor about the tax consequences of the purchase, ownership, and disposition of the Preferred Shares in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.
Holders of depositary shares will be treated as beneficial owners of their pro rata interest in the Preferred Shares for U.S. federal income tax purposes. Exchanges of Preferred Shares for depositary shares, and depositary shares for Preferred Shares, will generally not be subject to U.S. federal income tax.
United States Holders
The discussion in this section is addressed to a holder of the Preferred Shares that is a United States Holder. “United States Holder” means a person that is a beneficial owner of the Preferred Shares and is (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation, or (iii) otherwise subject to U.S. federal income tax on a net income basis in respect of the Preferred Shares.
Distributions
Distributions made to you with respect to the Preferred Shares will be taxable as dividend income when paid, to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Shares exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Preferred Shares, and thereafter as capital gain, which will be long-term capital gain if your holding period for the shares exceeds one year at the time of the distribution. Distributions constituting dividend income received by an individual in respect of the Preferred Shares will generally be subject to taxation at preferential rates, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Preferred Shares constituting dividend income paid to United States Holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.
Dividends that exceed certain thresholds in relation to a corporate United States Holder’s tax basis in the Preferred Shares could be characterized as “extraordinary dividends” under the Code. If a corporate

United States Holder that has held the Preferred Shares for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis in the Preferred Shares with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the United States Holder’s tax basis in the Preferred Shares, the excess is treated as capital gain for the taxable year in which the extraordinary dividend is received.
Sale or Redemption
You will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Preferred Shares equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the shares so disposed. The capital gain or loss will be long- term capital gain or loss if your holding period for the shares exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.
A redemption of the Preferred Shares will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of your preferred stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to you (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to you (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of section 318 of the Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company’s corporate affairs, you may be entitled to sale or exchange treatment on a redemption of the Preferred Shares if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption. If you meet none of the alternative tests of section 302(b) of the Code, the redemption will be treated as a distribution subject to the rules described under “United States Holders—Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the tax treatment of a redemption.
In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Any tax basis in the redeemed Preferred Shares should be transferred to your remaining equity interests in the Company. If you have no remaining equity interests in the Company, your basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to you, or the basis could be lost entirely.
Non-United States Holders
The discussion in this section is addressed to a holder of the Preferred Shares that is a Non-United States Holder. “Non-United States Holder” means a person that is a beneficial owner of the Preferred Shares but is not a United States Holder.
Distributions
Generally, distributions treated as dividends, as described above under “United States Holders—Distributions,” paid to you with respect to the Preferred Shares will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Even if you are eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless you have furnished a valid Internal Revenue Service (the “IRS”) Form W-8BEN or W-8BEN-E or other documentary evidence establishing your entitlement to the lower treaty rate. Additional withholding may be required in respect of dividends paid to you, as described below under “Additional

Withholding Tax Relating to Foreign Accounts.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Preferred Shares.
Sale or Redemption
You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of the Preferred Shares, other than a redemption that is treated as a distribution as discussed below. In certain circumstances withholding may be required in respect of such gains, as described below under “Additional Withholding Tax Relating to Foreign Accounts.”
A payment made to you in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for the shares, in the circumstances discussed above under “United States Holders—Sale or Redemption,” in which event the payment would be subject to tax as discussed above under “Non-United States Holders—Distributions.”
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of the Preferred Shares payable to a holder that is not an exempt recipient (such as a United States Holder that is a corporation). Certain holders may be subject to backup withholding with respect to the payment of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.
Additional Withholding Tax Relating to Foreign Accounts
Pursuant to the Foreign Account Tax Compliance Act, withholding will be required at a rate of 30% on dividends in respect of Preferred Shares held by or through certain foreign financial institutions (including investment funds), unless the institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which the Preferred Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Preferred Shares held by a Non-United States Holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless the entity either (i) certifies that it does not have any “substantial United States owners” or (ii) provides certain information regarding its “substantial United States owners.” We will not pay any additional amounts to holders of the Preferred Shares in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules for their investment in the Preferred Shares.

UNDERWRITING
Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Barclays Capital Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of depositary shares, each representing a 1/1,000th interest in a Preferred Share, set forth opposite the name of each underwriter.
Underwriter	Number of Depositary Shares
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
HSBC Securities (USA) Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Total
The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the depositary shares if they purchase any of the shares.
Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per depositary share. If all the depositary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order, in whole or in part.
We have agreed that, during the period beginning on the date of this prospectus supplement and continuing to and including the closing date of the transaction contemplated hereby for sale of the Preferred Shares, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any Preferred Shares or any securities convertible into or exchangeable for Preferred Shares. The representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.
	Underwriting Discount	Proceeds to Us (before expenses)
Per Depositary Share	$	$
Total	$	$
We estimate that the total expenses of this offering will be approximately $       .
In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than they are required to purchase in the offering.

•
Stabilizing transactions involve bids to purchase the depositary shares so long as the stabilizing bids do not exceed a specified maximum.

•
Covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. They may also cause the price of the depositary shares to be higher than it would otherwise be in the absence of such transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and may end any of these activities at any time.
We expect to deliver the depositary shares against payment therefor on            , 2021, which will be the fifth business day following the date of this prospectus supplement and of the pricing of the depositary shares. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to two business days before delivery will be required, by virtue of the fact that the depositary shares are initially expected to settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.
Conflicts of Interest
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of certain of the underwriters are lenders under existing credit agreements with certain of our subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent we use the net proceeds of this offering to redeem the Series B Preferred Stock or the Series C Preferred Stock, certain of the underwriters and/or their affiliates may be holders of shares of either such series and, accordingly, may receive a portion of the net proceeds of this offering in connection with the redemption of those shares.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (“EEA”), no depositary shares, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of the Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Notice to Prospective Investors in the United Kingdom
No depositary shares, which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus have been offered, sold or otherwise made available or will be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong
The depositary shares may not and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares may be or will be issued or may be or will be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.
Notice to Prospective Investors in Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the depositary shares. The depositary shares are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the depositary shares in this offer may not transfer or resell those depositary shares except to other QIIs. Accordingly, the depositary shares are not being offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan except for the private placement above pursuant to an exemption from the registration requirements of the FIEL and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Korea
The depositary shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The depositary shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the depositary shares may not be resold to Korean residents unless the purchaser of the depositary shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the depositary shares.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the depositary shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except:
(i)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)
where no consideration is or will be given for the transfer; or

(iv)
where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law. Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The depositary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the depositary shares in Taiwan.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents (other than information that is deemed “furnished” to the SEC). The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus.
Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the Preferred Shares by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This means you must look at all of the SEC filings we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus, or in any documents previously incorporated by reference herein or therein, have been modified or superseded. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (except for information in these documents or filings that is deemed “furnished” and not “filed” in accordance with the SEC rules, including pursuant to Item 2.02 or 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in the accompanying prospectus):
•
Annual Report on Form 10-K for the year ended December 31, 2020 (including the information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2021).

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

•
Current Reports on Form 8-K filed with the SEC on January 27, 2021, March 9, 2021, April 28, 2021 and May 6, 2021.

•
All documents subsequently filed by American Express Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Preferred Shares.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Secretary
(212) 640-2000

LEGAL MATTERS
The validity of the Preferred Shares and the related depositary shares will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. From time to time, Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to American Express Company and its affiliates.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants Units Guarantees

American Express Company may offer from time to time in one or more series:
•
unsecured debt securities,

•
preferred shares, par value $1.66 2∕3 per share,

•
depositary shares,

•
common shares, par value $0.20 per share,

•
warrants to purchase debt securities, preferred shares, depositary shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entities,

•
warrants relating to other items or indices,

•
units,

•
guarantees.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities.
We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying prospectus supplement.
We will provide the specific terms of any offering in an accompanying prospectus supplement. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “AXP.”
Investing in the securities involves risks. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2021.

i

We are responsible only for the information contained in or incorporated by reference in this prospectus, in the applicable prospectus supplement, and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement or other offering material may only be accurate on the date of the relevant document.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings “Incorporation of certain documents by reference” and “Where you can find more information” herein and in the applicable prospectus supplement before making your investment decision.
References in this prospectus to the “Company,” “American Express,” “we,” “us” and “our” are to American Express Company.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We maintain an Investor Relations website at http://ir.americanexpress.com. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein. We have included the SEC’s and our website addresses only as inactive textual references and do not intend for either reference to be an active link to either website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.
Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):
•
Annual Report on Form 10-K for the year ended December 31, 2020.

•
Current Report on Form 8-K filed on January 27, 2021.

•
All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, to which we refer to as the Exchange Act, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

You may request, and we will provide you with, a copy of these filings at no cost, by writing or telephoning us at the following address or number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Corporate Secretary’s Office
(212) 640-2000

FORWARD-LOOKING STATEMENTS
We have made various statements in this prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any prospectus supplement and the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward- looking statements. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward- looking statements can be found in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

THE COMPANY
American Express is a globally intergrated payments company that provides our customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
•
Credit card, charge card and other payment and financing products

•
Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

•
Network services

•
Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

•
Expense management products and services

•
Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party vendors and business partners, direct mail, telephone, in-house sales teams, and direct response advertising. Business travel-related services are offered through our non-consolidated joint venture, American Express Global Business Travel.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS
Investing in the securities involves risks. Descriptions of the securities are contained below under “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Description of Common Shares,” “Description of Securities Warrants,” “Description of Other Warrants,” “Description of Units” and “Description of Guarantees,” as well as in the accompanying prospectus supplement for each type of security we issue. Please see also the “Risk Factors” section in our most recent Annual Report on Form 10-K, and, to the extent applicable, in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. The risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement are not necessarily presented in the order of relative importance or probability of occurrence.

USE OF PROCEEDS
Except as may be otherwise set forth in a prospectus supplement accompanying this prospectus and any accompanying prospectus supplement, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of debt securities and other provisions that may be important to you.
The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.
We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by the first supplemental indenture thereto, dated as of February 12, 2021, between us and the trustee. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The senior debt indenture, as supplemented, and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.
The indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings).
The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.
Provisions Applicable to Both Senior and Subordinated Debt Securities
Issuances in Series
The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening of (or are otherwise treated as part of the same issues as) such outstanding securities for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.
We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. An accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.
Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.
An accompanying prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):
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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

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the maturity date or the method for determining the maturity date;

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the terms for exchange, if any, of the debt securities;

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the interest rate or rates, if any, or the method for computing such rate or rates;

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the interest payment dates or the method for determining such dates;

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if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

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if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

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if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

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if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

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any mandatory or optional sinking fund, redemption or other similar terms;

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any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

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whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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information describing any book-entry features;

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if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

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any material federal income tax consequences;

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any material provisions of the indentures that do not apply to the debt securities; and

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any other specific terms of the debt securities.

Interest and Interest Rates
Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable.
We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.
The interest payment dates for fixed rate debt securities will be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.
Fixed Rate Debt Securities
Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
Each floating rate debt security will bear interest from its date of issue at the rate determined according to an interest rate formula that will be described in an accompanying prospectus supplement. Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.
Payment
Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.
If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.
Modification of the Indenture
We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:
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to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

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to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

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to surrender any right or power conveyed by the indenture upon us;

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to establish the form or terms of the debt securities of any series;

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to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

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to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

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to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

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to provide for the acceptance of appointment by a successor trustee;

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to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

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to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

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to prohibit the authentication and delivery of additional series of debt securities;

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to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act of 1939, as amended, provided that such modifications do not materially affect the interests of security holders;

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to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security; or

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to provide for the issuance of securities in bearer form.

Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
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modify the terms of payment of principal, premium or interest;

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reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant;

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modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

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subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver
The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.
Unless otherwise stated in an accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:
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default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

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default in making a sinking fund payment or analogous obligation, if any, when due and payable;

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default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

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default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property; and

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any other event of default provided in or pursuant to an applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

The subordinated debt indenture also provides that an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof (a “cross-default event of default”) will be an event of default with respect any series of subordinated debt securities.
Senior debt securities issued by us prior to February 12, 2021 (the “pre-2021 senior debt securities”) also contain a cross-default event of default. Holders of senior debt securities issued hereunder will not have the benefit of this event of default that is applicable to the pre-2021 senior debt securities.
An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25 percent in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.
The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.
We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.
Redemption and Repayment
Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100 percent of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days (in the case of subordinated debt securities) or five (5) days (in the case of senior debt securities) prior to the date of redemption. Any notice of redemption of the senior debt securities to be redeemed at our option may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that the redemption date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the senior debt securities on the redemption date or otherwise. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.
Defeasance of the Indentures and Debt Securities
The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.
Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:
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we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

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our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.
Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.
Governing Law
The laws of the State of New York will govern the indentures and the debt securities.
Concerning the Trustee
The Bank of New York Mellon, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.
Global Securities and Global Clearance and Settlement Procedures
We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying prospectus supplement, The Depository Trust Company, New York, New York, which we refer to as DTC, will be the depositary if we use a depositary.
Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium of, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the regular record date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth business day after the regular record date for any payment of interest, and the tenth business day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.
We have been advised by DTC as follows:
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DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:
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the depositary notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

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an event of default has occurred and is continuing with respect to the applicable series of securities; or

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we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.
In the event that definitive securities are issued:
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holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

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holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

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any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Provisions Applicable Solely to Senior Securities
Restrictions as to Liens
The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:
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any shares of capital stock owned by us of American Express Travel Related Services Company, Inc. and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of such company, so long as it continues to be our subsidiary, which we refer to as the “principal subsidiary”; or

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any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiary.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiary liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.
This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.
Provisions Applicable Solely to Subordinated Securities
General
We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness including any senior debt securities, that may be outstanding from time to time.
If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in an accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.
Subordination
The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.
The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:
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any acceleration of the principal amount due on the subordinated debt securities;

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our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

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a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

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an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.
If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.
Subrogation
After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

DESCRIPTION OF PREFERRED SHARES
General
The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.
Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2∕3 per share. At December 31, 2020, we had outstanding 750 shares of 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B (the “Series B Preferred Stock”), and 850 shares of 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C (the “Series C Preferred Stock”). Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.
The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:
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the title and number of shares offered and liquidation preference per share;

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the price per share;

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the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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whether dividends are participating or non-participating;

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any redemption, sinking fund or analogous provisions;

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any conversion or exchange provisions;

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whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

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whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights; and

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any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

When issued, the preferred shares will be fully paid and nonassessable.
Dividend Rights
All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.
Rights Upon Liquidation
Unless otherwise specified in an accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights
Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.
At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director’s successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director’s successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.
The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:
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the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

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an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

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the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes certain of the material terms of our depositary receipts. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of depositary receipts. The description of any depositary receipts we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable deposit agreement and depository receipt (which will be filed with the SEC if we offer depositary receipts).
We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in the related prospectus supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.
The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary.

DESCRIPTION OF COMMON SHARES
The following briefly summarizes certain of the material terms of our common shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of common shares and other provisions that may be important to you. We may periodically issue other securities that can be exercised, converted or exchanged into common shares. The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law, our amended and restated certificate of incorporation and our by-laws.
We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each.
Dividends.   Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.
Voting Rights.   Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.
No Redemption Provisions.   The common shares are not subject to redemption by operation of a sinking fund or otherwise.
No Preemptive Rights.   Holders of common shares are not entitled to preemptive rights.
No Assessment.   The issued and outstanding common shares are fully paid and non-assessable.
Transfer Agent and Registrar.   The transfer agent and registrar for the common shares is Computershare.
Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the New York Business Corporations Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:
Authorized But Unissued Shares.   Our authorized but unissued common shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.
Advance Notice By-law.   Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our corporate secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.
Anti-Takeover Provisions under New York Law.   We are subject to Section 912 of the New York Business Corporation Law. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested stockholder.

DESCRIPTION OF SECURITIES WARRANTS
The following briefly summarizes certain of the material terms of our securities warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of securities warrants and other provisions that may be important to you. The description of any securities warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate (which will be filed with the SEC if we offer securities warrants).
We may issue warrants for the purchase of:
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debt securities;

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preferred shares;

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depositary shares;

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common shares; or

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equity securities issued by one of our affiliated or unaffiliated corporations or other entities.

Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in the prospectus supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.
The prospectus supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:
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the title and aggregate number of the securities warrants;

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the price or prices at which the securities warrants will be issued;

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the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

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the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

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the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

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the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

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if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

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the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

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the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

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the minimum or maximum amount of the securities warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

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any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF OTHER WARRANTS
The following briefly summarizes certain of the material terms of certain potential other warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of warrants and other provisions that may be important to you. The description of any other warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrants agreement and warrant certificate (which will be filed with the SEC if we offer other warrants).
We may issue other warrants to buy or sell:
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debt securities of or guaranteed by the United States;

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units of a stock index or stock basket;

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a commodity; or

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a unit of a commodity index or another item or unit of an index.

We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in an accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.
The prospectus supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:
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the title and aggregate number of the other warrants;

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the offering price of the other warrants;

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the material risk factors of the other warrants;

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the warrant property of the other warrants;

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the procedures and conditions relating to the exercise of the other warrants;

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the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

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the identity of the other warrant agent for the other warrants;

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whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

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a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

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any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in an accompanying prospectus supplement.

DESCRIPTION OF UNITS
The following briefly summarizes certain of the material terms of our units. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of units and other provisions that may be important to you. The description of any units we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units (which will be filed with the SEC if we offer units).
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement relating to any units that we may offer will contain the specific terms of the units. These terms will include some or all of the following:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

DESCRIPTION OF GUARANTEES
The following briefly summarizes certain of the material terms of our guarantees. Other terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of the guarantees offered and other provisions that may be important to you. The description of any guarantees we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable guarantee (which will be filed with the SEC if we offer guarantees).
We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law (“similar law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.
We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.
Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:
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PTCE 96-23 for transactions determined by in-house asset managers;

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PTCE 95-60 for transactions involving insurance company general accounts;

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PTCE 91-38 for transactions involving bank collective investment funds;

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PTCE 90-1 for transactions involving insurance company separate accounts; or

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PTCE 84-14 for transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction (the “service provider exemption”).
Unless otherwise provided in an accompanying prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:
(a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with “plan assets” of, any such plan;
(b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

(c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.
Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its legal counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.
Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents; or

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through a combination of any such methods of sale.

We may offer the securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities. The accompanying prospectus supplement with respect to the offered securities will set forth the terms of the offering, including, if applicable:
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the name or names of any underwriters or agents;

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the purchase price of the offered securities and the proceeds to us from their sale;

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any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which those securities may be listed.

Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities offered by such accompanying prospectus supplement if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.
Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.
Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and for the underwritiers by counsel to the underwriters that will be named in the applicable prospectus supplement. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by David S. Carroll, Esq., Senior Counsel of American Express Company, or by another American Express Company attorney.
EXPERTS
The financial statements and management’s assessment of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
   % Fixed Rate Reset Noncumulative Preferred Shares, Series D
American Express Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	Credit Suisse	Barclays	HSBC	RBC Capital Markets	Wells Fargo Securities
           , 2021